SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2007

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2007, C. R. Bard, Inc., a New Jersey corporation (the “Company”), J.P. Morgan Securities Inc. and Banc of America Securities LLC (as Joint Lead Arrangers and Joint Bookrunners), JPMorgan Chase Bank, N.A. (as Administrative Agent), Bank of America, N.A. (as Syndication Agent) and Barclays Bank PLC, UBS Loan Finance LLC and Wachovia Bank, N.A. (each as Documentation Agents) entered into the First Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides for the extension of unsecured credit in the form of revolving loans during a five-year term, in an aggregate principal amount not in excess of $400,000,000 at any time outstanding. The Company has the ability to increase commitments under the credit facility by up to $100,000,000 subject to certain conditions. The loans may be made in U.S. Dollars. The credit facility is to be used for general corporate purposes including commercial paper back-up.

Interest under the credit facility is based on, at the Company’s option, (i) LIBOR plus a specified margin per annum based on the Company’s credit rating and utilization or (ii) the higher of the prime rate of JPMorgan Chase Bank, N.A., in effect in New York City, or the federal funds rate plus 0.50%. The Company is also required to pay, on a quarterly basis, a facility fee on the daily amount of the commitments under the credit facility, whether used or unused.

Accrued interest on drawn prime rate and federal funds rate loans is payable on a quarterly basis, in arrears. For drawn LIBOR loans with interest periods of one, two or three months after the borrowing date (as chosen by the Company) accrued interest is payable on the last date of the relevant interest period. For LIBOR loans with interest periods of longer than three months (as chosen by the Company), interest is payable at three month intervals. Any outstanding loans under the credit facility are to be repaid on June 28, 2012.

Pursuant to covenants in the Amended and Restated Credit Agreement, the Company must not exceed a certain debt to total capital ratio. In addition, the Amended and Restated Credit Agreement contains customary affirmative and negative covenants, as well as customary events of default that permit the lenders to declare the amounts outstanding, including principal, all accrued interest and unpaid fees, payable immediately. The Amended and Restated Credit Agreement will expire on the earlier of (a) June 28, 2012 and (b) the date of termination in whole of the commitments upon an optional termination or reduction of the commitments by the Company or upon an event of default.

The foregoing is a summary of the Amended and Restated Credit Agreement and is qualified in its entirety by reference to the Amended and Restated Credit Agreement which is filed as Exhibit 10bn hereto and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number
10bn	Amended and Restated Credit Agreement, dated as of June 28, 2007, among C. R. Bard, Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC (as Joint Lead Arrangers and Joint Bookrunners), JPMorgan Chase Bank, N.A. (as Administrative Agent), Bank of America, N.A. (as Syndication Agent) and Barclays Bank PLC, UBS Loan Finance LLC and Wachovia Bank, N.A. (each as Documentation Agents).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By:	/s/ Stephen J. Long
Name:	Stephen J. Long
Title:	Vice President , General Counsel and Secretary

July 3, 2007

EXHIBIT INDEX

Exhibit Number
10bn	Amended and Restated Credit Agreement, dated as of June 28, 2007, among C. R. Bard, Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC (as Joint Lead Arrangers and Joint Bookrunners), JPMorgan Chase Bank, N.A. (as Administrative Agent), Bank of America, N.A. (as Syndication Agent) and Barclays Bank PLC, UBS Loan Finance LLC and Wachovia Bank, N.A. (each as Documentation Agents).